CONSENT OF PROSPECTIVE DIRECTOR

          The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by CreXus Investment Corp.

/s/ Patrick J. Corcoran

Name: Patrick J. Corcoran
Dated: July 30, 2009